Exhibit 99.1

MEDIA CONTACT: Kimberly Kuo Senior Vice President Public Affairs, Communications & Communities Kimberly.Kuo@ccbcc.com (704) 557-4584	INVESTOR CONTACT: Scott Anthony Executive Vice President & Chief Financial Officer Scott.Anthony@ccbcc.com (704) 557-4633

Coca-Cola Consolidated Reports First Quarter 2019 Results

First Quarter 2019 net sales grew 3.6% versus prior year.

Gross margin expanded 170 basis points in Q1 2019 compared to prior year. Adjusted(a) gross margin increased 100 basis points from Q1 2018.

Income from operations was $20.2 million in Q1 2019, as compared to an operating loss of $19.0 million in Q1 2018. Adjusted(a) first quarter income from operations was up $24.3 million versus prior year.

Key Results

	First Quarter
(in millions, except per share data)	2019	2018	Change	% Change
Physical case volume	78.2	78.0	0.2	0.2%
Net sales	$1,102.9	$1,064.8	$38.1	3.6%
Gross profit	$389.3	$357.6	$31.7	8.9%
Gross margin	35.3%	33.6%
Income (loss) from operations	$20.2	$(19.0)	$39.2	N/M
Basic net loss per share	$(0.73)	$(1.52)	$0.79	N/M

Bottle/Can Sales	First Quarter
(in millions)	2019	2018	Change	% Change
Sparkling beverages	$586.0	$560.1	$25.9	4.6%
Still beverages	$343.7	$320.9	$22.8	7.1%

(a)

The discussion of the results for the first quarter includes selected non-GAAP financial information, such as “adjusted” results. The schedules in this press release reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measures.

First Quarter 2019 Review

CHARLOTTE, May 7, 2019 – Coca‑Cola Consolidated, Inc. (NASDAQ:COKE) today reported operating results for the first quarter ended March 31, 2019.

“I am very pleased with our strong revenue growth and improved operating performance in the first quarter,” said Frank Harrison, Chairman and CEO of Coca-Cola Consolidated. “Our results reflect the benefits of the strategic actions we took in the second half of 2018 to improve our margins and reduce our operating expenses. Our pricing actions are delivering meaningful revenue and profit growth as we remain highly focused on leveraging the scale of our expanded territory.”

Revenue grew 3.6% in the first quarter, driven by increases in the selling prices of our products. Volume for the quarter was flat to prior year as growth of Still beverages offset declines of Sparkling products. Bottle/can sales of Sparkling beverages increased 4.6% for the quarter, driven by increased selling prices and the introduction of new products into our portfolio, including Orange Vanilla Coke. Sales of Still beverages grew 7.1%, driven primarily by growth in our Sports Drinks and Energy categories. Q1 2019 was our first full quarter of distribution of BodyArmor products, which helped to fuel our overall net sales growth.

“Our portfolio of brands and the activation of those brands in the marketplace by our 17,000 teammates continue to generate excitement and value for our retail partners and our consumers,” said Dave Katz, President and Chief Operating Officer. “I am particularly pleased with the performance of our Sparkling beverages in the first quarter as improved trends enabled us to grow our value share in this important category.”

Gross margin increased 170 basis points in the first quarter to 35.3%. On an adjusted(a) basis, gross margin increased 100 basis points over the prior year. This improvement is primarily the result of pricing actions taken in the second half of 2018 to overcome significantly higher input costs. While input costs remain at elevated levels, overall commodity prices have been more stable so far this year, contributing to our first quarter margin improvement. In addition, our actions to optimize our supply chain and reduce our sourcing costs resulted in reduced transportation costs compared to prior year.

Selling, delivery and administrative (“SD&A”) expenses in Q1 2019 decreased $7.4 million, or 2.0%, as compared to prior year. Our SD&A as a percent of sales improved 190 basis points versus Q1 2018 (33.5% versus 35.4%, respectively) largely driven by a decrease in costs from our system transformation initiative. Our Q1 2019 results included $4.7 million of system transformation expenses relating to our information technology system conversion, an improvement of $7.5 million versus prior year. We expect our system conversion to be completed by the end of the second quarter of 2019. In addition, our first quarter expenses reflect the benefit of the operating structure changes we completed in 2018. While we are pleased with the progress we have made in SD&A expenses, we continue to look for opportunities to drive scale advantages and leverage our business model.

Income from operations was $20.2 million in Q1 2019, an increase of $39.2 million from Q1 2018. Adjusted(a) income from operations was $20.7 million in Q1 2019, up from an adjusted(a) operating loss of $3.6 million in Q1 2018. Operating results in the first half of 2019, as compared to the first half of 2018, benefit from results in 2018 that were negatively impacted by high commodity and transportation costs.

Capital spending for Q1 2019 was $29.3 million. We continue to anticipate capital spending in fiscal 2019 will be in the range of $150 million to $180 million as we remain focused on making prudent, long-term investments to support the growth of the Company. Cash flows provided by operations for Q1 2019 were $5.6 million, compared to cash flows used in operations of $80.7 million in Q1 2018. Improved cash generation is a key focus area for 2019 as we work to improve our profitability, reduce our financial leverage and further strengthen our balance sheet.

About Coca‑Cola Consolidated, Inc.

Coke Consolidated is the largest Coca-Cola bottler in the United States. Our Purpose is to honor God, serve others, pursue excellence and grow profitably. For 117 years, we have been deeply committed to the consumers, customers, and communities we serve and passionate about the broad portfolio of beverages and services we offer. We make, sell, and deliver beverages of The Coca‑Cola Company and other partner companies in more than 300 brands and flavors to 66 million consumers in territories spanning 14 states and the District of Columbia.

Headquartered in Charlotte, N.C., Coke Consolidated is traded on the NASDAQ Global Select Market under the symbol “COKE.” More information about the company is available at www.cokeconsolidated.com. Follow Coke Consolidated on Facebook, Twitter, Instagram and LinkedIn.

Cautionary Information Regarding Forward-Looking Statements

Certain statements contained in this news release are “forward-looking statements” that involve risks and uncertainties. The words “believe,” “expect,” “project,” “will,” “should,” “could” and similar expressions are intended to identify those forward-looking statements. Factors that might cause Coke Consolidated’s actual results to differ materially from those anticipated in forward-looking statements include, but are not limited to: our inability to integrate the operations and employees acquired in system transformation transactions; lower than expected selling pricing resulting from increased marketplace competition; changes in how significant customers market or promote our products; changes in our top customer relationships; changes in public and consumer preferences related to nonalcoholic beverages, including concerns related to obesity and health concerns; unfavorable changes in the general economy; miscalculation of our need for infrastructure investment; our inability to meet requirements under beverage agreements; material changes in the performance requirements for marketing funding support or our inability to meet such requirements; decreases from historic levels of marketing funding support; changes in The Coca‑Cola Company’s and other beverage companies’ levels of advertising, marketing and spending on brand innovation; the inability of our aluminum can or plastic bottle suppliers to meet our purchase requirements; our inability to offset higher raw material costs with higher selling prices, increased bottle/can sales volume or reduced expenses; consolidation of raw material suppliers; incremental risks resulting from increased purchases of finished goods; sustained increases in fuel costs or our inability to secure adequate supplies of fuel; sustained increases in the cost of labor and employment matters, product liability claims or product recalls; technology failures or cyberattacks; changes in interest rates; the impact of debt levels on operating flexibility and access to capital and credit markets; adverse changes in our credit rating (whether as a result of our operations or prospects or as a result of those of The Coca‑Cola Company or other bottlers in the Coca‑Cola system); changes in legal contingencies; legislative changes affecting our distribution and packaging; adoption of significant product labeling or warning requirements; additional taxes resulting from tax audits; natural disasters and unfavorable weather; global climate change or legal or regulatory responses to such change; issues surrounding labor relations with unionized employees; bottler system disputes; our use of estimates and assumptions; changes in accounting standards; the impact of volatility in the financial markets on access to the credit markets; the impact of acquisitions or dispositions of bottlers by their franchisors; changes in the inputs used to calculate our acquisition related contingent consideration liability; and the concentration of our capital stock ownership. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in the Company’s fiscal 2018 Annual Report on Form 10‑K, Item 1A. Risk Factors. The forward-looking statements contained in this news release speak only as of this date, and the Company does not assume any obligation to update them except as required by law.

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FINANCIAL STATEMENTS CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

	First Quarter
(in thousands, except per share data)	2019	2018
Net sales(b)	$1,102,912	$1,064,757
Cost of sales	713,604	707,116
Gross profit(b)	389,308	357,641
Selling, delivery and administrative expenses(b)	369,154	376,638
Income (loss) from operations	20,154	(18,997)
Interest expense, net	12,886	12,046
Other income (expense), net	(15,851)	4,510
Loss before income taxes	(8,583)	(26,533)
Income tax benefit	(3,005)	(12,971)
Net loss	(5,578)	(13,562)
Less: Net income attributable to noncontrolling interest	1,253	623
Net loss attributable to Coca-Cola Consolidated, Inc.	$(6,831)	$(14,185)

Basic net loss per share based on net loss attributable to Coca-Cola Consolidated, Inc.:
Common Stock	$(0.73)	$(1.52)
Weighted average number of Common Stock shares outstanding	7,141	7,141

Class B Common Stock	$(0.73)	$(1.52)
Weighted average number of Class B Common Stock shares outstanding	2,219	2,199

Diluted net loss per share based on net loss attributable to Coca-Cola Consolidated, Inc.:
Common Stock	$(0.73)	$(1.52)
Weighted average number of Common Stock shares outstanding – assuming dilution	9,360	9,340

Class B Common Stock	$(0.73)	$(1.52)
Weighted average number of Class B Common Stock shares outstanding – assuming dilution	2,219	2,199

(b)

Consideration paid to customers under certain contractual arrangements for exclusive distribution rights and sponsorship privileges was presented as SD&A expense in Q1 2018. The Company has revised the presentation of the consideration paid to a reduction of net sales for Q1 2018, which it believes is consistent with the presentation used by other companies in the beverage industry.

FINANCIAL STATEMENTS CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)

(in thousands)	March 31, 2019	December 30, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$8,497	$13,548
Trade accounts receivable, net	414,361	427,749
Accounts receivable, other	95,899	75,408
Inventories	220,317	210,033
Prepaid expenses and other current assets	69,357	70,680
Total current assets	808,431	797,418
Property, plant and equipment, net	970,499	990,532
Right of use assets - operating leases	84,592	-
Leased property under financing or capital leases, net	22,435	23,720
Other assets	113,537	115,490
Goodwill	165,903	165,903
Other identifiable intangible assets, net	910,291	916,865
Total assets	$3,075,688	$3,009,928

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of obligations under operating leases	$13,555	$-
Current portion of obligations under financing or capital leases	8,833	8,617
Accounts payable and accrued expenses	536,753	593,120
Total current liabilities	559,141	601,737
Deferred income taxes	123,920	127,174
Pension and postretirement benefit obligations and other liabilities	705,664	694,817
Noncurrent portion of obligations under operating leases	71,345	-
Noncurrent portion of obligations under financing or capital leases	24,515	26,631
Long-term debt	1,138,500	1,104,403
Total liabilities	2,623,085	2,554,762

Equity:
Stockholders’ equity	354,371	358,187
Noncontrolling interest	98,232	96,979
Total liabilities and equity	$3,075,688	$3,009,928

FINANCIAL STATEMENTS CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

	First Quarter
(in thousands)	2019	2018
Cash Flows from Operating Activities:
Net loss	$(5,578)	$(13,562)
Depreciation expense, amortization of intangible assets and deferred proceeds, net	45,772	47,220
Deferred income taxes	(3,445)	(15,394)
Stock compensation expense	2,045	752
Fair value adjustment of acquisition related contingent consideration	14,046	(5,186)
Change in assets and liabilities	(49,920)	(96,817)
Other	2,676	2,241
Net cash provided by (used in) operating activities	$5,596	$(80,746)

Cash Flows from Investing Activities:
Additions to property, plant and equipment	$(29,315)	$(42,048)
Other	(4,459)	1,824
Net cash used in investing activities	$(33,774)	$(40,224)

Cash Flows from Financing Activities:
Borrowings under revolving credit facility and proceeds from issuance of senior notes	$131,339	$320,000
Payments on revolving credit facility and term loan facility	(97,339)	(197,000)
Cash dividends paid	(2,339)	(2,333)
Payment of acquisition related contingent consideration	(6,237)	(5,882)
Principal payments on financing or capital lease obligations	(2,114)	(2,053)
Debt issuance fees	(183)	(185)
Net cash provided by financing activities	$23,127	$112,547

Net decrease in cash during period	$(5,051)	$(8,423)
Cash at beginning of period	13,548	16,902
Cash at end of period	$8,497	$8,479

NON-GAAP FINANCIAL MEASURES(c) The following tables reconcile reported GAAP results to adjusted results (non-GAAP):

	First Quarter 2019
(in thousands, except per share data)	Gross profit	SD&A expenses	Income from operations	Income (loss) before income taxes	Net income (loss)	Basic net income (loss) per share
Reported results (GAAP)	$389,308	$369,154	$20,154	$(8,583)	$(6,831)	$(0.73)
System Transformation Transactions expenses	-	(4,730)	4,730	4,730	3,557	0.38
Fair value adjustment of acquisition related contingent consideration	-	-	-	14,046	10,563	1.13
Fair value adjustments for commodity hedges	(3,905)	2,715	(6,620)	(6,620)	(4,978)	(0.53)
Capitalization threshold change for certain assets(d)	-	(2,476)	2,476	2,476	1,862	0.20
Other tax adjustments	-	-	-	-	(845)	(0.09)
Total reconciling items	(3,905)	(4,491)	586	14,632	10,159	1.09
Adjusted results (non-GAAP)	$385,403	$364,663	$20,740	$6,049	$3,328	$0.36

	First Quarter 2018
(in thousands, except per share data)	Gross profit	SD&A expenses	Loss from operations	Loss before income taxes	Net loss	Basic net loss per share
Reported results (GAAP)	$357,641	$376,638	$(18,997)	$(26,533)	$(14,185)	$(1.52)
System Transformation Transactions expenses	199	(12,251)	12,450	12,450	9,362	1.00
Fair value adjustment of acquisition related contingent consideration	-	-	-	(5,186)	(3,900)	(0.42)
Fair value adjustments for commodity hedges	2,765	(202)	2,967	2,967	2,231	0.24
Other tax adjustments	-	-	-	-	(2,343)	(0.25)
Total reconciling items	2,964	(12,453)	15,417	10,231	5,350	0.57
Adjusted results (non-GAAP)	$360,605	$364,185	$(3,580)	$(16,302)	$(8,835)	$(0.95)

(c)

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing the Company’s ongoing performance. Further, given the transformation of the Company’s business through system transformation transactions with The Coca‑Cola Company and the conversion of its information technology systems, the Company believes these non‑GAAP financial measures allow users to better appreciate the impact of these transactions on the Company’s performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The Company’s non-GAAP financial information does not represent a comprehensive basis of accounting.

(d)

Reflects the prospective change of increasing the capitalization thresholds on certain low-cost, short-lived assets. This change is not expected to be material to the consolidated condensed financial statements.